Exhibit 8.2

SunEdison Semiconductor Limited 11 Lorong 3 Toa Payoh Singapore 319579

SENDER’S REF	RECIPIENT’S REF	DATE	PAGE

VRJ/yt/SunEdison	-	January 8, 2015	1/2

REGISTRATION STATEMENT IN RESPECT OF SECONDARY LISTING OF CERTAIN SHARES OF THE COMPANY

SunEdison Semiconductor Limited

Dear Sirs,

Background

1	We have acted as Singapore legal advisers to SunEdison Semiconductor Limited, a limited liability company incorporated under the laws of the Republic of Singapore (the “Company”) in connection with the registration of 12,000,000 ordinary shares of no par value (the “Firm Securities”) pursuant to the registration statement on Form S-1 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) (the “Offering”).

2	This opinion is in respect of the statements in the Registration Statement under the section “Material Tax Considerations-Material Singapore Tax Considerations”, comprising the subsections “Dividend Distributions”, “Gains on Disposal of Our Shares”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”. No opinion may be inferred or implied except as expressly stated in this opinion letter and such opinions as expressed must be read in conjunction with the assumptions, limitations, exceptions and qualifications as set forth herein.

3	The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

Opinion

4	Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law and legal conclusions in the Registration Statement under the section “Material Tax Considerations-Material Singapore Tax Considerations”, comprising the subsections “Dividend Distributions”, “Gains on Disposal of Our Shares”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”, constitute the opinion of Rajah & Tann Singapore LLP as to the material Singapore tax consequences of an investment in the Offering Shares.

Assumptions and Qualifications

5	We assume that the Company will be a tax resident of Singapore, i.e. the control and management of the Company will be in Singapore, and all board meetings of the Company will be held in Singapore.

6	Our opinion herein relates solely to the effect on the subject transaction of the tax laws of Singapore as at 9.00 a.m., Singapore time, on the date of this opinion letter. We have made no investigation into, and do not express or imply any views on, any laws of any other jurisdiction.

7	We do not assume any responsibility for updating this opinion letter after the date hereof in respect of any matters, events or other developments which were not made known or otherwise disclosed to us prior to the issuance of this opinion letter or which had not occurred as of the date hereof, or of any changes in the tax laws of Singapore subsequent to the date hereof.

8	This opinion letter is given on the basis that it will be, and is governed by, and construed in accordance with, the laws of Singapore, and all matters arising under or in connection with this opinion letter shall be referred exclusively to the Singapore courts. Our opinion is limited to the matters expressly stated in this opinion letter.

9.	A person who is not a party to this opinion letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any provision of this opinion letter.

10.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the section “Material Tax considerations-Material Singapore Tax Considerations” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

11.	This opinion is strictly limited to the matters expressly stated herein and is not to be read as extending by implication to any other matter in connection with the Offering including without limitation any other documents which may be executed and delivered in connection with any transaction contemplated thereunder. This opinion letter shall not be circulated to, or relied upon by, any other person or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent, except that the addressees may disclose this opinion letter to (a) governmental regulatory agencies having jurisdiction over such addressee to the extent that disclosure of this opinion letter is required by applicable statutes, rules or regulations and (b) designated persons pursuant to any order or legal process of any court or governmental agency or authority of competent jurisdiction, provided in each case that prior written notification of such disclosure is given to us. Rajah & Tann Singapore LLP owes no duty or liability to any person other than the addressees of this opinion.

Yours faithfully,

/s/ Vikna Rajah

RAJAH & TANN SINGAPORE LLP

Vikna Rajah

Partner

2